EXHIBIT 10.48



                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                    [*] INC.,

                                    IRL, INC.

                                       AND

                       INCARA PHARMACEUTICALS CORPORATION


                            DATED: DECEMBER 17, 1999








[ ]   CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED
      SEPARATELY WITH THE SEC.
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                                TABLE OF CONTENTS
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ARTICLE I  PURCHASE AND SALE......................................................................................1
         1.1  Description of Assets to Be Acquired................................................................1
         1.2  Instruments of Transfer.............................................................................2

ARTICLE II  ASSUMPTION OF OBLIGATIONS.............................................................................2
         2.1  Assumption of Certain Obligations...................................................................2

ARTICLE III  PURCHASE PRICE.......................................................................................3
         3.1  Consideration.......................................................................................3
         3.2  Amount..............................................................................................3
         3.3  Additional Consideration............................................................................3
         3.4  Allocation..........................................................................................3

ARTICLE IV  REPRESENTATIONS AND WARRANTIES........................................................................4
         4.1  Representations of Parent and Buyer.................................................................4
         4.2  Representations of Seller...........................................................................4

ARTICLE V  CONDUCT OF BUSINESS AND TRANSACTIONS PRIOR TO TIME OF CLOSING; ADDITIONAL AGREEMENTS..................11
         5.1  Conduct of Business of Seller......................................................................11
         5.2  Access to Information..............................................................................11
         5.3  Breach of Representations, Warranties, Agreements and Covenants....................................11
         5.4  Consents...........................................................................................11
         5.5  Best Efforts.......................................................................................12
         5.6  Expenses...........................................................................................12
         5.7  Bulk Sale..........................................................................................12
         5.8  Sales and Transfer Taxes...........................................................................12
         5.9  Covenants Against Disclosure.......................................................................12
         5.10  Employment by Parent..............................................................................12
         5.11  Merck Agreement...................................................................................13
         5.12  Merck Chemical Entities...........................................................................13
         5.13  No Shop...........................................................................................13
         5.14  Operation of Business Subsequent to Closing.......................................................14

ARTICLE VI  CLOSING AND CONDITIONS PRECEDENT.....................................................................14
         6.1  Closing............................................................................................14
         6.2  Conditions of Obligations of Buyer and Parent......................................................14
         6.3  Conditions of Obligations of Seller................................................................15

ARTICLE VII  INDEMNIFICATION.....................................................................................17
         7.1  Survival of Representations, Warranties and Agreements.............................................17
         7.2  Indemnification....................................................................................17
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         7.3  Procedure for Indemnification with Respect to Third-Party Claims...................................18
         7.4  Procedure for Indemnification with Respect to Non-Third Party Claims...............................19

ARTICLE VIII  TERMINATION........................................................................................19
         8.1  Termination........................................................................................19
         8.2  Effect of Termination..............................................................................20

ARTICLE IX  MISCELLANEOUS PROVISIONS.............................................................................21
         9.1  Notice.............................................................................................21
         9.2  Entire Agreement...................................................................................22
         9.3  Binding Effect; Assignment.........................................................................22
         9.4  Captions...........................................................................................22
         9.5  Waiver; Consent....................................................................................22
         9.6  No Third-Party Beneficiaries.......................................................................23
         9.7  Acknowledgements...................................................................................23
         9.8  Counterparts.......................................................................................23
         9.9  Severability.......................................................................................23
         9.10  Remedies of Buyer.................................................................................23
         9.11  Governing Law.....................................................................................23
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SCHEDULES

Schedule 4.1:     Buyer's Schedule of Exceptions
Schedule 4.2:     Seller's Schedule of Exceptions

Schedule A:       Real Property
Schedule B:       Real Property Leases
Schedule C:       Personal property
Schedule D:       Personal Property Leases
Schedule E:       Inventory
Schedule F:       Contracts
Schedule G:       Accounts Receivable, Deposits and Prepayments
Schedule H:       Proprietary Rights
Schedule I:       Assumed Obligations
Schedule J:       Allocation of Purchase Price
Schedule K:       Third Party Consents
Schedule L:       Employees to be Offered Employment with Parent
Schedule M:       Anticipated Budget
Schedule N:       Form of Opinion of Seller's Counsel

EXHIBITS

Exhibit A:        Form of Management Agreement
Exhibit B:        Form of Bill of Sale
Exhibit C:        Form of Patent Assignment

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                  THIS AGREEMENT is dated as of December 17, 1999 by and among
Incara Pharmaceuticals Corporation , a Delaware corporation ("Seller"), and [*], Inc., a Delaware corporation ("Parent"), and IRL, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Buyer").

                                   ARTICLE I

                                PURCHASE AND SALE

                  1.1 Description of Assets to Be Acquired. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 6.1), Seller agrees to convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest of Seller in and to the assets, properties, rights of the business of Incara Research Laboratories, Seller's anti-infective division (the "Business"), of every kind, nature and description, personal, tangible and intangible, known or unknown, wherever located, including, without limiting the generality of the foregoing:

                        (a) All interests in real property and improvements owned or leased by Seller and used in connection with the Business, a list of all known such ownership interests in real property and improvements being set forth on Schedule A, and a list of all known such leases in real property and improvements being set forth on Schedule B, along with all appurtenant rights, easements and privileges appertaining or relating thereto, and all buildings, fixtures and improvements located thereon and therein (the "Real Property");

                        (b) All machinery, equipment, instruments, parts, supplies, furniture, computer hardware and software and related materials, automobiles and other vehicles, and other tangible personal property used in connection with the Business which are owned or leased by Seller, and all purchase or lease contracts therefor which provide for future delivery (the "Personal Property"), a list of all known ownership interests in Personal Property with a value equal to or in excess of Three Thousand Dollars ($3,000) being set forth on Schedule C and a list of all known leases in Personal Property with an annual rental of Three Thousand Dollars ($3,000) or more being set forth and described on Schedule D;

                        (c) All inventory of Seller, including laboratory and business supplies, raw materials, work-in-process, chemical entities or compounds and biological materials held or made in connection with the Business (the "Inventory"), a general description of all such Inventory being set forth on Schedule E;

                        (d) All agreements, contracts, licenses, permits, consents and certificates of any regulatory, administrative or other governmental agency or body issued to or held by Seller necessary or incidental to the Business immediately prior to the Closing (to the extent the same are transferable), whether oral or written, relating to the operation of Seller's Business (the "Contracts"), a list of such items (excluding Contracts with a value of less than Three Thousand Dollars ($3,000)) being set forth and described on Schedule F;

[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.
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                        (e) All cash, cash equivalents, accounts receivable,
notes receivable, advances, prepaid expenses, taxes and deposits of the Business and all assets of a similar nature, as set forth and described on Schedule G;

                        (f) All technology, proprietary programs, trade secrets, proprietary rights, marks, patents, trademarks, names, tradenames, symbols, service marks, logos and copyrights (including all registrations, applications, reissues, renewals, continuations and extensions pertaining to any of the foregoing), designs and drawings and licenses in respect thereof, used relating to the Business (the "Proprietary Rights"), a list and description of all such items being set forth on Schedule H;

                        (g) Originals or duplicate copies thereof of all books of account, general ledgers, sales invoices, accounts payable and payroll records, customer accounts and lists, drawings, files, papers and records relating to the Business located in Cranbury, New Jersey and copies of the confidentiality agreements relating to the Business located at Seller's facility in North Carolina (the "Records");

                        (h) All goodwill of the Business; and

                        (i) Any and all other rights, titles, interests, privileges and appurtenances of Seller of any nature in any way related to, or used in connection with, the ownership or operation of the foregoing items, or otherwise necessary for the conduct of the Business; provided, however, nothing contained in this Article I is intended to include assets of Seller located at Seller's headquarters in North Carolina used primarily to manage Seller's ownership and operation of the Assets and Business (such as computer programs for financial, payroll and administrative functions) and to monitor the administrative operations of Seller in Cranbury, New Jersey.

                        All of the assets, properties, rights and business to be conveyed, sold, transferred, assigned and delivered to Buyer pursuant to this
Section 1.1 are hereinafter collectively referred to as the "Assets."

                  1.2 Instruments of Transfer. The sale, assignment, transfer, conveyance and delivery of the Assets shall be made by such bills of sale, patent assignments and other recordable instruments of assignment, transfer and conveyance as Buyer shall reasonably request.

                                   ARTICLE II

                            ASSUMPTION OF OBLIGATIONS

                  2.1 Assumption of Certain Obligations. Buyer shall, pursuant to this Agreement, assume only those obligations and liabilities associated with the Assets that are specifically identified on Schedule I hereto. Buyer shall have no responsibility, liability or obligation arising out of this Agreement, matured, unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, unless it is identified on Schedule I. Subject to Article VII hereof, to the extent expressly assumed by Buyer hereby, Seller shall have no responsibility, liability or


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obligation after the Closing for the matters set forth on or related to matters identified on Schedule I.

                                  ARTICLE III

                                 PURCHASE PRICE

                  3.1 Consideration. Upon the terms and subject to the conditions contained in this Agreement, in consideration for the Assets and in full payment therefor, Buyer will pay or Parent will cause to pay the purchase price set forth in Section 3.2.

                  3.2 Amount. The purchase price for the Assets shall be $11,000,000 (the "Purchase Price") payable by wire transfer to the Seller at the Closing.

                  3.3 Additional Consideration. As additional consideration, Buyer shall pay or cause to be paid to Seller promptly upon, but in no event longer than ten (10) days of, receipt of the full corresponding payments from Merck & Co., Inc. ("Merck") under the Research Collaboration and License Agreement dated as of June 30, 1997 between Seller and Merck (the "Merck Agreement") the following:

                        (a) $[*] in cash upon receipt of the full payment from Merck due upon [*] under Section [*] of the Merck Agreement; and

                        (b) $[*] in cash upon receipt of the full payment from Merck under Section [*] of the Merck Agreement due upon [*] (as defined in the Merck Agreement).

                  3.4 Allocation. The parties shall allocate the Purchase Price among each of the Assets transferred hereunder for federal, state and local tax purposes in accordance with Schedule J hereto, which allocation shall be in compliance with Section 1060 of the Internal Revenue Code and Regulations. The parties agree that Schedule J may be subject to post-closing adjustments in accordance with appraisals conducted by independent third parties. Buyer will confer with Seller regarding the results of these appraisals, and the parties will mutually agree as to these adjustments (such approval to not be unreasonably withheld). The parties will cooperate with each other in preparing and filing or causing to be filed all federal, state and local tax returns in accordance with such allocation.



[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  4.1 Representations of Parent and Buyer. Except as otherwise set forth in Schedule 4.1 hereto, Parent and Buyer, jointly and severally, hereby represent to Seller that:

                        (a) Organization. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. All of the outstanding capital stock of Buyer is owned by Parent.

                        (b) Authorization. Each of Parent and Buyer has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of Parent and Buyer has taken all necessary and appropriate corporate action with respect to the execution and delivery of this Agreement and this Agreement constitutes its valid and binding obligation enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies generally.

                        (c) Compliance with Other Instruments. Its execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the terms hereof and thereof by it do not, or as of the Closing will not, conflict with or result in a breach of any terms of, or constitute a default under, its Certificate of Incorporation or Bylaws, or any material agreement, obligation or instrument to which it is a party or by which it is bound.

                        (d) Litigation. There is no claim, litigation, investigation, inquiry, action, suit or proceeding, administrative or judicial, pending or, to its best knowledge, threatened against either Parent or Buyer, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which might have a material adverse effect on Parent's or Buyer's ability to perform any of their respective obligations under this Agreement.

                        (e) Consents. To the best of the knowledge of Parent and Buyer, no consent, approval, order or authorization of registration, qualification, designation, declaration or filing with any federal, state, local or provincial governmental authority or any third party is required by either of them in connection with the consummation of the transactions contemplated hereunder.

                        (f) Broker Fees. Neither Parent nor Buyer is obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any of the transactions contemplated hereby.

                  4.2 Representations of Seller. The representations and warranties of Seller are modified to the extent of disclosures set forth in
Schedule 4.2 solely to the extent such disclosures specifically identify the relevant section hereof. Subject to Schedule 4.2, Seller hereby represents and warrants to Parent and Buyer that:

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                        (a) Corporate Organization of Seller. Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to conduct its business in the places where such business is now conducted.

                        (b) Authorization of Seller. Seller has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement, general conveyances, bills of sale, assignments, and other documents and instruments evidencing the conveyance of the Assets or delivered in accordance with Section 6.1 hereunder (the "Closing Documents"). Seller has taken all necessary and appropriate corporate and stockholder action with respect to the execution and delivery of this Agreement and the Closing Documents. This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights and remedies generally.

                        (c) Absence of Certain Changes and Events. Except as set forth in Schedule 4.2(c), since September 30, 1999 there has not been:

                            (i) Any material adverse change in the financial
condition, results of operations or liabilities of the Business or the Assets, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such adverse change;

                            (ii) Any material event, including, without
limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake or other natural event, riot, act of God or the public enemy, or damage, destruction or other casualty, whether covered by insurance or not, which has had an adverse affect on the Business or any of the Assets or any such event which reasonably could be expected to have such an affect on the Business or any of the Assets;

                            (iii) Any transaction relating to or involving
Seller in connection with the Assets or the Business (other than the transactions contemplated herein) which was entered into or carried out by Seller other than in the ordinary and usual course of business;

                            (iv) Any change made by Seller in its method of
operating the Business or its accounting practices relating thereto;

                            (v) Any mortgage, pledge, lien, security interest,
hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any of the Assets other than liens arising with respect to taxes not yet due and payable and such minor liens and encumbrances, if any, which arise in the ordinary course of business and are not material in nature or amount and do not detract from the value of any of the Assets or impair the operations conducted thereon or any discharge or satisfaction thereof;

                            (vi) Any sale, lease or disposition of, or any
agreement to sell, lease or dispose of any of the Assets, other than sales, leases or dispositions in the usual and ordinary course of business and consistent with prior practice;

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                            (vii) Any modification, waiver, change, amendment,
release, rescission, accord and satisfaction or termination of, or with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which Seller is a party and relating to or affecting the Business, any of the Assets, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business and consistent with prior practice;

                            (viii) Any disposition, license or disclosure, or
any discussions related thereto, of any of Seller's proprietary information, trade secrets, formula, processes, engineering data or technical know-how necessary or incidental to the conduct of the Business; or

                            (ix) Any other event or condition of any character
which materially adversely affects, or may reasonably be expected to so affect, any of the Assets or the results of operations or financial condition of the Business.

                        (d) Undisclosed Liabilities. There are no debts, liabilities or obligations with respect to the Business or to which any of the Assets are subject, liquidated, unliquidated, accrued, absolute, contingent or otherwise except for debts, liabilities or obligations set forth on the September 30, 1999 balance sheet of Seller (a copy of which is attached hereto as Schedule 4.2(d)) or liabilities incurred in the ordinary course of business since September 30, 1999 in a manner consistent with past practice which would not, individually or in the aggregate, materially adverse affect, or reasonably be expected to so affect, any of the Assets or the results of operations or financial condition of the Business.

                        (e) Taxes. All taxes, including without limitation, income, property, sales, use, franchise, added value, withholding, and social security taxes, imposed by the United States, any state, municipality, other local government or other subdivision or instrumentality of the United States, or any foreign country or any state or other government thereof, or any other taxing authority, that are due or payable by Seller with respect to the Business, and all interest and penalties thereon, whether disputed or not, and that would result in the imposition of a lien, claim or encumbrance on any of the Assets or against Buyer or Parent, other than taxes that are not yet due and payable, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Seller with respect to employees' withholding taxes have been duly made. Seller is not delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposits that would result in the imposition of a lien, claim or encumbrance on any of the Assets or against Buyer or Parent, and Seller does not have a tax deficiency or claim outstanding, proposed or assessed against it, and there is to the knowledge of Seller no basis for any such deficiency or claim, that would result in the imposition of any lien, claim or encumbrances on any of the Assets or against Buyer or Parent.

                        (f) Compliance With Law. Seller has complied and is in compliance with all applicable federal, state and local laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions applicable to the Business including without limitation all environmental and export control laws, except where such failure to do so would not materially adverse affect, or reasonably be expected to so affect, any of the Assets or the results

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of operations or financial condition of the Business. Seller has been granted any and all licenses, permits (temporary and otherwise), authorization and approvals from federal, state, local and foreign government regulatory bodies necessary to carry on the Business as currently conducted, all of which are currently valid and in full force and effect, except where the failure to possess such license, permit, authorization or approval would not materially adverse affect, or reasonably be expected to so affect, any of the Assets or the results of operations or financial condition of the Business. To Seller's knowledge (without conducting a search of any court or administrative docket), there is no order issued, investigation or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule or regulation issued by any federal, state, local or foreign court or governmental agency or instrumentality applicable to the Business.

                        (g) Proprietary Rights.

                            (i) To the knowledge of Seller (but without having
conducted any patent or trademark search), Seller owns or is licensed or otherwise has the full right to use the Proprietary Rights.

                            (ii) Schedule H contains, or explicitly incorporates
by reference to other schedules attached hereto, a true, correct and complete list and brief description of (a) all patents and patent applications, trademark registrations, service mark registrations and applications therefor, trademarks and service marks, trade names, copyright registrations and applications therefor, which are owned by Seller and which relate to the Business and (b) all material agreements under which Seller is licensed or authorized to use Proprietary Rights by others, or under which others are licensed or authorized to use Proprietary Rights by Seller, except for standard, commercially available computer software programs.

                            (iii) All maintenance fees and any other fees for
patents or patent applications for patents referred to in Schedule H have been timely paid; all registrations of trademarks and copyrights referred to in Schedule H and grants of patents referred to in Schedule H remain in full force and effect; to the knowledge of Seller, Seller has the right to use all Proprietary Rights and has the right to use all Proprietary Rights in accordance with the respective agreements under which such rights are granted; to the knowledge of Seller, no person or entity is infringing upon the Proprietary Rights; Seller has received no notice that any claims or litigation are asserted, pending or to the knowledge of Seller threatened by any person or entity contesting the right of Seller to use, or the validity of effectiveness of or title to, the Proprietary Rights or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof, and, to the knowledge of Seller, no valid basis exists for any such claim; to the knowledge of Seller, neither use of the Proprietary Rights by Seller nor the conduct of the Business as now conducted or as presently proposed to be conducted infringes on the proprietary rights of any person or entity or violates any license or other agreement applicable thereto to which Seller is a party; all of the licenses and other agreements referred to in subsection 4.2(g)(ii)(b) above are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; there currently are not any defaults thereunder by Seller or, to the knowledge of Seller,

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by any other party, and no event has occurred which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default thereunder by Seller or, to the knowledge of Seller, by any other party; and the validity and effectiveness of all such licenses and other agreements and the current terms thereof will not be adversely affected by the transactions contemplated by this Agreement.

                        (h) Seller has taken reasonable measures to protect the Proprietary Rights from use by any other person or entity in the countries in which Seller has filed for patent protection, including without limitation, reasonable measures to ensure the secrecy of trade secrets and written agreements with all employees with respect to confidentiality and rights to inventions.

                        (i) Title. Seller has good and marketable title, or a valid leasehold, to the Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, charges, equities, clouds and restrictions of any nature. By virtue of the deliveries made at the Closing, Buyer will obtain good and marketable title to all of the Assets owned by Seller, free and clear of all easements, mortgages, pledges, liens, encumbrances, security interests, charges, equities, clouds and restrictions of any nature whatsoever.

                        (j) Restrictive Documents or Orders. Seller is not a party to or bound under any agreement, contract, order, judgment or decree, or any similar restriction not of general application which materially adversely affects, or reasonably could be expected to materially adversely affect the consummation of the transactions contemplated by this Agreement.

                        (k) Contracts and Commitments. Schedule F contains a complete list of all of the Contracts required to be listed pursuant to Section 1.1(d). Seller is not in default nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default with respect to the payment or performance of any obligation thereunder; and no claim of such a default has been asserted and to Seller's knowledge there is no basis or alleged basis upon which such a claim could be made.

                        (l) Litigation. There is no claim, litigation, action, suit or proceeding, administrative or judicial, pending or, to Seller's knowledge (without having conducted any search of any local, state or federal docket), threatened against Seller involving any of the Assets, at law or in equity, before any federal, state, local or foreign court or regulatory agency, or other governmental or arbitral authority, including, without limitation, any unfair labor practice or grievance proceedings or otherwise, which could have a material adverse effect on (i) the consummation of the transactions contemplated by this Agreement or (ii) any of the Assets. To Seller's knowledge (without having conducted any search of any local, state or federal docket), there is no basis or alleged basis upon which such claim, litigation, action, suit or proceeding could be brought or initiated.

                        (m) No Conflict or Default. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation, the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation or Bylaws of Seller or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or

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instrument to which Seller is a party or by which it or any of the Assets are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any of the Assets, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the Assets.

                        (n) Third Party Consents. No consent, approval, or authorization of any third party on the part of Seller is required in connection with the consummation of the transactions contemplated hereunder other than as set forth in Schedule K.

                        (o) Proprietary Information Agreement. Except as set forth on Schedule 4.2, each employee and consultant to Seller has executed either an Employee Agreement or a Confidential Information Agreement in substantially the form previously provided to Parent and Buyer.

                        (p) Employee Plans; Labor Issues; Employee Compensation. With respect to any pension, retirement, profit sharing, savings, bonus, incentive, deferred compensation, group health insurance or group life insurance plan or obligation, employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization to which Seller is a party and, if any, which is subject to ERISA, Seller has in all material respects prepared in good faith and timely filed all governmental reports and has properly and timely posted or distributed all notices and reports to employees required to be filed, posted or distributed with respect to such plan. There are no labor or EEO complaints pending or to the knowledge of Seller threatened between Seller and any of its employees that could materially adversely affect the Assets or condition, financial or otherwise, operation or prospects of the Business; no employees of Seller are represented, or to the knowledge of Seller have ever been represented, by any labor union or other collective bargaining unit, and Seller is not aware of any attempts to be so represented. Except as set forth on Schedule L, Seller is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement with the employees of Seller identified on Schedule L.

                        (q) Environmental Matters. Except in compliance with any Environmental Law (as defined below) or pursuant to a valid permit, no Hazardous Material (as defined below) has been released into the environment or deposited, discharged, released, placed or disposed of at, on or near any premises now or, to the knowledge of Seller, previously owned or occupied by Seller in connection with its ownership or operation of the Business (the "Premises"), nor have any of the Premises been used at any time by any person as a landfill, garbage or trash dump or toxic waste dump, or a waste disposal site, or for the handling, treatment, storage or disposal of any solid waste or Hazardous Material as defined under applicable federal, state or local laws, including without limitation, any Environmental Laws. For the purposes of this Agreement, "Hazardous Material" means and includes petroleum, petroleum by-products, natural or synthetic gas products and/or any hazardous substance or material, waste, pollutant or contaminant, defined as such in (or for the purposes of) any of the Environmental Laws. "Environmental Laws" means the Comprehensive Environmental

Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning, any petroleum, petroleum by-products, natural or synthetic gas products and/or any hazardous substances or materials, toxic or dangerous waste, substances or materials, pollutant or contaminant, as may now or at any time hereafter be in effect.

                        (r) Brokers' and Finders' Fees. Seller is not obligated to pay any fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transactions contemplated hereby.

                        (s) Financial Statements. Seller has previously furnished Parent and Buyer with a complete copy of Seller's unaudited balance sheet as of September 30, 1999 and Seller's unaudited statements of operations, changes in stockholders' equity and cash flows for the fiscal year then ended. The balance sheet fairly represents the Seller's financial position as of its date and the other statements fairly present the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Seller for the period indicated, in each case in accordance with generally accepted accounting principles except for the absence of descriptive footnotes. The projections of Seller provided to Buyer (a copy of which is attached hereto as Schedule 4.2(s)) were prepared in good faith and Seller believes that there is a reasonable basis for such projections based on the conduct of the Business by Seller prior to the Closing.

                        (t) Solvency; Fairness. Immediately prior to the Closing Date and after giving effect to the transactions contemplated hereby: (i) the aggregate value of all of the tangible and intangible assets and properties of Seller, at a fair valuation, will be greater than the total amount of its liabilities or claims, including contingent claims, and the aggregate present fair saleable value of its tangible and intangible assets will be greater than the amount that will be required to pay its probable liability on its debts, including contingent liabilities, as they become absolute and matured; and (ii) the Seller will have (and will have no reason to believe that it will not have thereafter) sufficient capital for the conduct of its businesses and, after diligent inquiry and review, sufficient assets to pay its debts as they become due. Seller has obtained, or prior to the Closing will obtain, a fairness opinion issued by U.S. Bancorp Piper Jaffray in form and substance customary in transactions of this nature.

                        (u) Assets. The Assets include all assets, properties and rights of Seller used in connection with the ownership and operation of the Business or otherwise necessary for the conduct of the Business as presently conducted.

                        (v) Year 2000 Compliance. To Seller's knowledge, all of Seller's computer systems, including without limitation, its accounting systems, relating to its operation and ownership of the Assets and the Business will record, store, process and calculate and present dates falling on and after January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as such systems record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information on or relating to such dates.

                        (w) Complete Copies of Materials. Seller has delivered or made available to Parent and Buyer true and complete copies of each document which has been requested by Parent or Buyer, including, without limitation, the Contracts set forth on Schedule F.

                        (x) Complete Disclosure. No representation or warranty by Seller in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to Buyer or Parent pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                                   ARTICLE V

           CONDUCT OF BUSINESS AND TRANSACTIONS PRIOR TO THE CLOSING;
                             ADDITIONAL AGREEMENTS

                  5.1 Conduct of Business of Seller. During the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Closing, Seller shall carry on the Business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such Business, use its best efforts to the end that none of the Assets shall be impaired at the Closing. Seller shall promptly notify Buyer and Parent of any material event or occurrence not in the ordinary course of business of Seller, and any event that could reasonably be expected to have a material and adverse effect on any of the Assets.

                  5.2 Access to Information. Seller shall afford Buyer, Parent and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement to (i) all properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel as may reasonably be requested, provided that any information provided pursuant hereto or any investigation by each party hereto shall not affect such party's right to rely on the representations, warranties, agreements and covenants made by the other party herein.

                  5.3 Breach of Representations, Warranties, Agreements and Covenants. Each of Buyer, Parent and Seller shall use its respective best efforts to not take, or fail to take, any action that from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. In the event of, and promptly after becoming aware of, the actual, pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, each party shall give detailed notice thereof to the other parties and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

                  5.4 Consents. Each of Buyer, Parent and Seller shall promptly apply for or otherwise seek and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby.

                  5.5 Best Efforts. If applicable, each of Buyer, Parent and Seller shall use best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party to this Agreement shall execute and deliver to any other party upon reasonable request any legal instrument, document of title, or any other document which may be necessary to carry out the provisions of this agreement or any judgment, order or decree which may be entered by the probate court in accordance herewith. After the Closing, Seller and Buyer shall execute and deliver such other certificates, agreements, conveyances, records, and other documents, and take such other action, as may be reasonably requested by the other party in order to consummate the agreements and obligations contemplated hereby.

                  5.6 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees of any finders or brokers or investment bankers, attorneys and accountants retained by such party, shall be paid by the party incurring such expense.

                  5.7 Bulk Sale. The parties specifically waive compliance under all laws relating to the sale of property and/or assets in bulk, including
Article 6 of the Uniform Commercial Code. In lieu thereof, Seller shall indemnify and hold Buyer and Parent harmless as hereinafter provided in Article VII.

                  5.8 Sales and Transfer Taxes. Seller will pay all sales and transfer taxes associated with this Agreement and the transactions contemplated hereby.

                  5.9 Covenants Against Disclosure. Seller shall not (a) disclose to any person, association, firm, corporation or other entity (other than Buyer or Parent or those designated in writing by Buyer or Parent) in any manner, directly or indirectly, any confidential information or data relevant to: (i) the operation of the Business, whether of a technical or commercial nature or (ii) the Assets or (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than Buyer or Parent) to use, directly or indirectly, any such information or data in any manner which reasonably would be deemed to be competitive with the operation of the Business or the business of Buyer or Parent as it relates to the Business, excepting only use of such information or data as is at the time generally known to the public and which did not become generally known through any breach of any provision of this Section by Seller. Seller shall take reasonable precautions to keep such information confidential. Seller shall consult with Parent before issuing any press release or otherwise making any public statement or making any other public disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement, the transactions contemplated hereby or the identity of Parent or Buyer, and shall not issue any such press release or make any such statement or disclosure without the prior written approval of Parent, except solely to the extent Seller is advised by counsel that such press release, statement or disclosure is required to comply with applicable law.

                  5.10 Employment by Parent. Seller shall use its best efforts to assist Parent in employing those employees of Seller identified on Schedule L, and Parent agrees to offer employment to such employees (upon terms and conditions substantially similar to that offered to similarly situated employees of Parent) upon their termination with Seller at the Closing Date.

Seller and Parent shall cooperate with respect to the transition of employees in order to minimize any severance obligation of Seller which would otherwise be due and payable in connection with a termination of employment. Seller shall be responsible for, and indemnify Buyer and Parent against, any severance liability or similar obligation to such employees arising out of the severance provisions contained in such employees' present employment arrangements with Seller.

                  5.11 [ * ]. Buyer agrees that it will not [ * ] without the prior written consent of Seller, which consent may be withheld for any reason or no reason.

                  5.12     [ * ].  Seller shall use its best efforts to [ * ].

                  5.13 No Shop. From the date hereof until the earlier to occur of the Closing Date or December 31, 1999, neither Seller nor any representative or affiliate of Seller will (A) enter into any agreement regarding the acquisition, use or license of the Assets, or (B) solicit or encourage (including by way of furnishing information) any inquiries or the making of any proposal that may reasonably be expected to lead to any agreement to acquire, license or use the Assets (each, an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent Seller or its Board of Directors, to the extent such Board of Directors determines, in good faith, based upon and consistent with advice received in consultation with outside legal counsel, that such Board of Directors' fiduciary duties under applicable law, if any, require it to do so, from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal by such person or entity to the stockholders of the Company if and only to the extent that the Board of Directors believes in its good faith reasonable judgment (based upon and consistent with advice received in consultation with independent financial and legal advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the transactions contemplated hereby and the long-term prospects of the Company following the transactions contemplated hereby, would, if consummated, result in a transaction more favorable over the long term from a financial point of view than the transactions contemplated hereby (a "Superior Proposal") and the Board of Directors determines in good faith, after consultation with, and based upon and consistent with advice received from, outside legal counsel, that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, if any. Seller will immediately notify Parent of any Acquisition Proposal.


[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                  5.14 Operation of Business Subsequent to Closing. Seller shall, subsequent to Closing, operate and manage the Business on behalf of Parent and Buyer through January 31, 2000 in a manner consistent with past practice and in the ordinary course pursuant to the form of Management Agreement attached hereto as Exhibit A (the "Management Agreement"). Subject to the limitations of this Section 5.14 and the Management Agreement, Seller shall advance normal and customary expenses related to the operation of the Business on behalf of Parent and Buyer during such period. Seller, Parent and Buyer have prepared a budget of anticipated Business expenses for such period, a copy of which is attached hereto as Schedule M. Parent and Buyer shall, within five (5) business days of receipt of the actual amounts expensed by Seller, reimburse Seller for any and all such amounts expended by Seller. Seller shall promptly in advance of any expenditure notify Parent and Buyer in writing to the extent that expenses expected for the post-closing management period specified in this
Section 5.14 are not generally consistent with Schedule M. All expenses and liabilities of any kind related to the Business which are for the period on or after the Closing will be the responsibility of Parent and Buyer. This reconciliation will be completed in accordance with the accrual basis of accounting in accordance with generally accepted accounting principles ("GAAP"). Any invoices for expenses incurred both prior to and after the Closing will be prorated, with Seller responsible for expenses relating to the period prior to the Closing and Buyer and Parent responsible for expenses relating to the period on and after the Closing.

                                   ARTICLE VI

                        CLOSING AND CONDITIONS PRECEDENT

                  6.1 Closing. The transactions contemplated by this Agreement shall close and all deliveries shall be made (the "Closing") no later than 1:00 p.m. Eastern Standard Time on December 27, 1999 at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1000 Winter Street, Suite 1100, Waltham, MA 02451, or at such other place or date as may be agreed upon by the parties (the "Closing Date").

                  6.2 Conditions of Obligations of Buyer and Parent. The obligations of Buyer and Parent to effect the transactions contemplated hereby are also subject to the satisfaction of the following conditions, unless waived by Buyer and Parent:

                        (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement and the Side Letter (as defined below) shall be true and correct as of the Closing, and Buyer and Parent shall have received a certificate signed by the chief executive officer and the chief financial officer of Seller to such effect.

                        (b) Performance of Obligations of Seller. Seller shall have performed all conditions, obligations and covenants required to be performed by it under this Agreement prior to the Closing, and Buyer and Parent shall have received a certificate signed by the chief executive officer and the chief financial officer of Seller to such effect.

                        (c) Consents; Approvals and Assignments. Buyer and Parent shall have received duly executed copies of all third-party consents, approvals and assignments contemplated by this Agreement and necessary to transfer all of Seller's interest in the Assets, in form and substance reasonably satisfactory to Buyer and Parent, except where the failure to obtain such consents, approvals or assignments would not have a material adverse effect on the Assets or the Business.

                        (d) Bill of Sale. Seller shall have executed and delivered a Bill of Sale in substantially the form attached hereto as Exhibit B transferring to Buyer title to the Assets.

                        (e) Patent Assignments. Seller shall have executed and delivered a Patent Assignment in substantially the form attached hereto as Exhibit C transferring to Buyer all patents identified on Schedule H as owned by Seller.

                        (f) Consulting Agreements. Parent shall have entered into a Consulting Agreement with each of Dr. Daniel Kahne and Dr. Suzanne Walker.

                        (g) Management Agreement. Seller shall have executed and delivered the Management Agreement in substantially the form attached hereto as Exhibit A.

                        (h) Opinion of Counsel. Seller shall have delivered to Buyer an opinion of Wyrick Robbins Yates & Ponton LLP, counsel for Seller, addressed to Buyer and dated the Closing Date, in form and substance as set forth in Schedule N hereto.

                        (i) No Material Adverse Change. There shall have been no material adverse change in the Assets, financial information or financial projections from that represented to Parent by Seller as of December 3, 1999.

                        (j) Side Letter. Seller shall have delivered to Buyer a letter (the "Side Letter") setting forth as of the Closing a complete [ * ], to the best of Seller's knowledge, of all [ * ].

                  6.3 Conditions of Obligations of Seller. The obligations of Seller to effect the transactions contemplated hereby are also subject to the satisfaction of the following conditions, unless waived by Seller:

                        (a) Representations and Warranties. The representations and warranties of Buyer and Parent set forth in this Agreement shall be true and correct as of the Closing Date, and Seller shall have received a certificate signed by the chief executive officer and chief financial officer of Buyer and Parent to such effect.

                        (b) Performance of Obligations of Buyer and Parent. Buyer and Parent shall have performed all conditions, obligations and covenants required to be performed by them under this Agreement prior to the Closing, and Seller shall have received a certificate signed by the chief executive officer and the chief financial officer of Buyer and Parent to such effect.

[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                        (c) Opinion of Counsel. Seller shall have received an opinion of Wyrick Robbins Yates & Ponton LLP, counsel for Seller, addressed to Seller's Board of Directors and dated the Closing Date, confirming that the consent of Seller's shareholders is not required for the consummation of the transactions contemplated hereby.

                                  ARTICLE VII

                                 INDEMNIFICATION

                  7.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation conducted at any time with regard thereto by or on behalf of either party, all representations, warranties, covenants and agreements of each party in this Agreement and the Side Letter shall survive the execution, delivery and performance of this Agreement. All representations and warranties of each party set forth in this Agreement and the Side Letter shall be deemed to have been made by such party at and as of the Closing. The obligation of indemnity provided herein with respect to all of Buyer and Parents' representations and warranties set forth in Section 4.1 and such representations and warranties shall terminate two years after the Closing. The obligations of indemnity provided herein with respect to the representations and warranties of Seller set forth in Section 4.2 and the Side Letter and such representations and warranties shall terminate two years after the Closing. Notwithstanding the foregoing, the obligations of the parties pursuant to
Section 5.9 shall survive the Closing or termination of this Agreement pursuant to Article VIII indefinitely.


                  7.2 Indemnification.

                        (a) Buyer and Parent hereby agree, jointly and severally, to indemnify and hold harmless Seller from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Seller, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Buyer or Parent in this Agreement or any facts or circumstances constituting such an inaccuracy, breach or non-fulfillment ("Buyer Indemnifiable Claims"). Notwithstanding anything to the contrary contained herein, Buyer and Parent shall have no obligation to indemnify Seller for one or more breaches of representations, warranties, covenants or agreements pursuant to this Article 7 until the aggregate amount of Buyer Indemnifiable Claims exceeds $100,000.00 (the "Buyer Threshold"), and thereafter, only to the extent such claims exceed the Buyer Threshold.

                        (b) Seller hereby agrees to indemnify and hold harmless Buyer and Parent against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Buyer or Parent , directly or indirectly, as a result of or arising from any of the following ("Seller Indemnifiable Claims" and together with Buyer Indemnifiable Claims, the "Indemnifiable Claims"):

                            (i) Any inaccuracy in or breach or nonfulfillment of
any of the representations, warranties, covenants or agreements made by Seller in this Agreement and the Side Letter or any facts or circumstances constituting such an inaccuracy, breach or nonfulfillment; or

                            (ii) Any liability of Seller imposed or attempted to
be imposed upon Parent, or upon Buyer as transferee of the Assets or the Business, or otherwise, except to the extent such liability is expressly assumed by Buyer pursuant to Section 2.1; or

                            (iii) Any claim by creditors of Seller against Buyer
or Parent arising out of or based upon the failure of a party hereto to notify creditors or take other actions to comply with applicable state bulk sales or bulk transfer laws except to the extent such claim relates to a liability or obligation expressly assumed by Buyer pursuant to Section 2.1.

                            (iv) Notwithstanding anything to the contrary
contained herein, Seller shall have no obligation to indemnify Buyer or Parent for one or more breaches of representations, warranties, covenants or agreements pursuant to this Article 7 until the aggregate amount of Seller Indemnifiable Claims exceeds $100,000.00 (the "Seller Threshold"), and thereafter, only to the extent such claims exceed the Seller Threshold.

                            (v) Notwithstanding anything to the contrary
contained herein, Seller's indemnification obligations under this Article VII shall not exceed the Purchase Price.

                  7.3 Procedure for Indemnification with Respect to Third-Party Claims.

                        (a) If Buyer, Parent or Seller determines to seek indemnification under this Article VII with respect to Indemnifiable Claims (the party seeking such indemnification hereinafter referred to as the "Indemnified Party" and the party against whom such indemnification is sought hereinafter referred to as the "Indemnifying Party") resulting from the assertion of liability by third parties, the Indemnified Party shall give notice to the Indemnifying Party within 30 days of the Indemnified Party becoming aware of any such Indemnifiable Claim or of facts upon which any such Indemnifiable Claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to the Indemnified Party. In case any such liability is asserted against the Indemnified Party, and the Indemnified Party notifies the Indemnifying Party thereof, the Indemnifying Party will be entitled, if it so elects by written notice delivered to the Indemnified Party within 20 days after receiving the Indemnified Party's notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, (i) the Indemnified Party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall reasonably determine that there is a conflict of interest between the Indemnified Party and the Indemnifying Party with respect to such Indemnifiable Claim, in which case the fees and expenses of such counsel will be borne by the Indemnifying Party and (ii) the rights of the Indemnified Party to be indemnified hereunder in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in an

Indemnifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

                        (b) In the event that the Indemnifying Party, within 20 days after receipt of the aforesaid notice of an Indemnifiable Claim, fails to assume the defense of the Indemnified Party against such Indemnifiable Claim, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action on behalf of and for the account and risk of the Indemnifying Party.

                        (c) Notwithstanding anything in this Section to the contrary, (i) if there is a reasonable probability that an Indemnifiable Claim may materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments, the Indemnified Party shall have the right to participate in such defense, compromise or settlement and the Indemnifying Party shall not, without the Indemnified Party's written consent (which consent shall not be unreasonably withheld), settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Indemnifiable Claim.

                  7.4 Procedure for Indemnification with Respect to Non-Third Party Claims. In the event that the Indemnified Party asserts the existence of a claim giving rise to Damages (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party. Such written notice shall state that it is being given pursuant to this
Section 7.4, specify the nature and amount of the claim asserted and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If the Indemnifying Party, within 60 days after the mailing of notice by the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving such written notice to the Indemnified Party within said period, then the parties shall act in good faith to reach agreement regarding such claim. In the event that litigation shall arise with respect to any such claim, the prevailing party shall be entitled to reimbursement of costs and expenses incurred in connection with such litigation including attorney fees.

                                  ARTICLE VIII

                                   TERMINATION

                  8.1 Termination. This Agreement may be terminated prior to the
Closing:

                        (a) upon the mutual agreement of the parties hereto;

                        (b) by either (i) Buyer or Parent or (ii) Seller, in either case if the Closing shall not have occurred on or before December 31, 1999; provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose breach of this Agreement, or whose action or failure to act, has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                        (c) by either (i) Buyer or Parent or (ii) Seller, in either case if there shall been any material breach of any representation, warranty, covenant or agreement, on the part of, respectively, (x) Seller or (y) Buyer or Parent (provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a party where such party is at that time in breach in any material respect of this Agreement);

                        (d) by either Buyer or Parent, upon the discovery by either Buyer or Parent that the Assets, financial information of Seller or financial projections of Seller are different in any material respect from that which was represented to Parent by Seller as of December 3, 1999;

                        (e) by Seller, if Buyer or Parent proposes in writing a material change in the terms and conditions set forth herein that has not been made as a result of a corresponding material change in the Assets, financial information of Seller or financial projections of Seller as represented to Parent by Seller as of December 3, 1999; or

                        (f) by Seller, if the Board of Directors of Seller, following receipt of an Superior Proposal, changes or modifies its approval of this Agreement or the transactions contemplated hereby in the event such Board of Directors determines, in good faith, based upon and consistent with advice received in consultation with outside legal counsel, that such Board of Directors' fiduciary duties to stockholders under applicable law, if any, require it to do so; provided that in the event Seller desires to terminate this Agreement pursuant to this Section 8.1(f), Seller shall (i) provide Buyer with three (3) days' prior written notice of its intent to so terminate, which notice shall contain all of the terms and conditions of the Superior Proposal, and (ii) pay Buyer the fee required under Section 8.2(b).

                  8.2 Effect of Termination. Upon termination of this Agreement:

                        (a) If the termination is by Seller pursuant to Section 8.1(e), Parent shall (i) pay Seller $1,000,000.00 in cash within five (5) business days of notice by Seller and (ii) provide to Seller an unsecured line of credit in the amount of $1,000,000.00 on terms and conditions customarily offered by commercial lending institutions. Such line to terminate and be repaid in full on the earlier of (A) consummation by Seller of a corporate or financial transaction with another entity; or (B) June 30, 2000.

                        (b) If the termination is by Seller pursuant to Section 8.1(f), Seller shall pay Buyer $3,000,000.00 in cash within five (5) business days of the date of termination or the closing of the transactions pursuant to the Superior Proposal, whichever is earlier.

                        (c) Each party hereto agrees and acknowledges that upon a breach of this Agreement, the non-breaching party shall be entitled to all remedies conferred by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Buyer and Parent agree and acknowledge that the payments set forth in Section 8.2(a) will be deemed cumulative with and not exclusive of any other remedy set forth in this Agreement.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  9.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the same day if delivered personally, (b) three (3) business days after being mailed by registered or certified mail (return receipt requested), or (c) on the same day if sent by facsimile, confirmation received, to the parties at the following addresses and facsimile numbers (or at such other address or number for a party as shall be specified by like notice):

                    If to Buyer or Parent, to:

                    IRL, Inc.
                    [ * ] Avenue
                    [ * ], CA [ * ]
                    Attention:  President
                    Telephone No.:  [ * ]
                    Facsimile No.:  [ * ]

                    and


                    [ * ], Inc.
                    [ * ] Avenue
                    [ * ], CA  [ * ]
                    Attention: Senior Vice President and General Counsel Telephone No.: [ * ]
                    Facsimile No.:  [ * ]

                    and after February 1, 2000 to each of the above parties at:

                    [ * ] Boulevard
                    [ * ], CA [ * ]
                    Attention:  President
                    Telephone No.:  [ * ]
                    Facsimile No.:  [ * ]

                    with copy to:

                    Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian, LLP
                    1000 Winter Street, Suite 1100
                    Waltham, MA 02451
                    Attention:  Jay Hachigian
                    Telephone No.:  781-890-8800
                    Facsimile No.:  781-622-1622

[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

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                           If to Seller:

                           Incara Pharmaceuticals Corporation
                           P.O. Box 14287
                           3200 East Highway 54
                           Cape Fear Building, Suite 300
                           Research Triangle Park, NC 27709
                           Attention: President and Chief Executive Officer Telephone No.: 919-558-8688
                           Facsimile No.:  919-554-1245



                           with copy to:

                           Wyrick Robbins Yates & Ponton LLP
                           4101 Lake Boone Trail
                           Suite 300
                           Raleigh, N.C. 27607
                           Attention:  Larry E. Robbins
                           Telephone:  919-781-4000
                           Facsimile:  919-781-4865

                  9.2 Entire Agreement. This Agreement, the exhibits and schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and shall supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

                  9.3 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller, its successors and assigns, and Buyer and Parent and their respective successors and assigns.

                  9.4 Captions. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

                  9.5 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other

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party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

                  9.6 No Third-Party Beneficiaries. Except as otherwise expressly provided for in this Agreement, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

                  9.7 Acknowledgements. Each party executing this Agreement acknowledges that such party has read this Agreement thoroughly, and understands the legal effect of each provision hereof, and that such party has executed this Agreement freely and voluntarily, without duress or undue influence. Each party acknowledges such party's right to make an independent determination of all matters set forth herein, and such party's right to consult with an independent attorney prior to executing this Agreement.

                  9.8 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be modified or excluded from this Agreement to the minimum extent necessary so that the balance of the Agreement shall remain in full force and effect and enforceable. The parties also agree to use best efforts to amend the Agreement so that its effect remains as close as possible to the original intent of the parties.

                  9.10 Remedies of Buyer and Parent. Seller agrees that the Assets are unique and not otherwise readily available to Buyer. Accordingly, Seller acknowledges that, in addition to all other remedies to which Buyer and Parent are entitled, Buyer and Parent shall have the right to enforce the terms of this Agreement by a decree of specific performance.

                  9.11 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Delaware, as applied to contracts entered into and to be performed solely within the state, solely between residents of the state.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first above written.



                             BUYER:


                             IRL, INC.


                             By:     ______________________________________
                             Name:   [ * ]
                             Title:  President


                             PARENT:


                             [ * ], INC.


                             By:     ______________________________________
                             Name:   [ * ]
                             Title:  President and Chief Executive Officer


                             SELLER:


                             INCARA PHARMACEUTICALS CORPORATION


                             By:     ______________________________________
                             Name:   Clayton I. Duncan
                             Title:  President and Chief Executive Officer




[ ] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.